WORLDS.COM INC.

                         6% CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE LAW. THIS NOTE AND THE SHARES UNDERLYING THIS NOTE MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

$__________                                                ___________, 2001


         FOR VALUE RECEIVED, WORLDS.COM, INC., a New Jersey corporation ("Company"), with its principal office at 1455 East Putnam Avenue, Old Greenwich, CT 06870, promises to pay to the order of ______________________ ("Holder"), residing at _____________________________________, or registered assigns, on ______________ [eighteen months after Initial Closing], subject to earlier prepayment or conversion as provided herein (in any event, and as such date may be accelerated under Section 1 hereof, the "Maturity Date"), the principal amount of ____________________________________ ($________), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said principal amount from time to time outstanding at the rate of six (6%) percent per annum. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least five days before such payment is due. This Note is being issued together with other Notes of like tenor and warrants to purchase the Company's common stock ("Common Stock") in a private offering ("Offering").

1.       Events of Default.

          1.1 Upon the occurrence of any of the following events (herein called "Events of Default"):

               (a) The Company shall fail to pay the principal of or interest on this Note on the Maturity Date;

               (b) (1) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) the Company shall make a general assignment for the benefit of creditors;

               (c) (1) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator,



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trustee or similar officer for the Company for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (3) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

               (d) The Company shall fail to comply with any of its obligations under this Note; provided, however, that (1) with respect to a failure to comply with any of the provisions of Sections 2.2(a) and (c) of this Note, only if such failure is not remedied within thirty (30) days after the Company's receipt of written notice of same, and (2) with respect to a failure to comply with any of the provisions of Section 4 of this Note, only if such failure is not remedied within five (5) days after the Company's receipt of written notice of same;

               (e) The Company shall default with respect to any indebtedness of $50,000 or more for borrowed money (other than under this Note) if either (1) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (2) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

               (f) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $50,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of forty-five (45) days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder, at its option and with written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum interest rate permitted by applicable law.

     1.2 Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

     1.3 Collection Costs; Attorney's Fees. In the event this Note is turned over to an attorney for collection or Holder otherwise seeks advice of an attorney in connection with the exercise of its rights hereunder upon the occurrence of an Event of Default, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

2.   Unconditional Obligation; Covenants.

     2.1 Unconditional Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

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     2.2 Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

          (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

          (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

          (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, that are applicable to the Company; except where the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

3.   Conversion.

     3.1 Conversion. The principal and interest outstanding on the Note are convertible, in whole, but not in part, at any time, at the election of the Holder, into that number of shares of the Company's Common Stock determined by dividing the principal and interest owing on the Notes at the time of conversion by $___________ [115% of the average last sale price of a share of common stock as reported by the OTC Bulletin Board for the five consecutive trading days immediately prior to the date of the Initial Closing] (the "Conversion Price").

     3.2 Mechanics and Effect of Conversion. In connection with any conversion under Section 3.1, Holder shall surrender this Note, together with Holder's written instructions to convert the Note pursuant to Section 3.1, to the Company at its principal executive office. The Company shall, as soon as practicable, but not later than ten (10) business days after receipt of the Note and conversion instructions, issue and deliver to a location in the United States designated by the Holder certificates representing the securities to which the Holder shall be entitled as aforesaid.

     3.3 Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon conversion. If any fractions of a share would, but for this Section 3.4, be issuable upon any conversion, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

     3.4 Reservation of Shares. The Company shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the unpaid principal amount and interest pursuant to this Section 3. All shares of Common Stock that may be issued upon conversion shall be validly issued, fully paid and nonassessable.

4.   Prepayment.

          (a) The Company shall prepay the principal and interest of the outstanding Notes by making monthly payments to each Holder of the Notes in an amount equal to (a) the original principal amount of such Holder's Note, divided


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by the total principal amount of the Notes actually sold in the offering, multiplied by (b) 50% of all revenues the Company receives through the sale of products (excluding shipping, handling, discounts and taxes and not including revenues received from advertising or services) through our online services during a month ("Prepayments"), as reduced by any returns of products sold in previous months.

          (b) Prepayments to Holders shall commence on the 20th of the month after the first full month following the Initial Closing and shall continue monthly thereafter until all Notes have either been paid in full or converted (e.g., if the Initial Closing takes place on January 5, 2001, the first Prepayment shall be made on March 20, 2001). The first Prepayment shall be with respect to revenues received in the first full month following the Initial Closing. Thereafter, Prepayments shall be with respect to revenues received in the month prior to a Prepayment. Any Prepayments made by the Company will first be applied to interest due on the Note and then principal due.

          (c) The Company shall notify each Holder in writing of each Prepayment at least ten days prior to the date of such Prepayment.

5. Registration Rights. The Company has agreed to file a registration statement with the Securities and Exchange Commission ("Commission") or include the shares of Common Stock which may be issued upon conversion of this Note on a registration statement already filed with the Commission, but not yet declared effective, as set forth in full on Schedule 1 of the Subscription Agreement signed by the original Holder of this Note. These registration rights shall inure to the benefit of the transferees of this Warrant and the shares underlying it.

6.   Miscellaneous.

     6.1 Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

     6.2 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

     6.3 Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

     6.4 Notices. All notices, requests, consents and other communications under this Note must be in writing and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed as follows:

                  Holder:  At the address designated on page 1 of this Note.

                  The Company:      Worlds.com Inc.
                                    1786 Bedford Street
                                    Stamford, Connecticut 06905
                                    Attention:  Thomas Kidrin, President

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                  In either case, with a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016-2097
                                    Attn:   David Alan Miller, Esq.

or to such other address as any of them, by notice to the others, may designate from time to time.

     6.5 Governing Law and Jurisdiction. This Note will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Holder hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     6.6 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

     6.7 Survival of Agreements. The agreements contained herein shall survive the delivery of this Note.

                  IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                      WORLDS.COM INC.


                                      By: _________________________________
                                          Thomas Kidrin, President

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                                   ASSIGNMENT

    (To be executed by the Holder to Effect a Transfer of the Attached Note)



                  FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ___________________________________________________________,

with an address of ___________________________________________________________,

all right, title and interest of the undersigned in the attached Note of

Worlds.com Inc. ("Company") and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:  ___________________             _____________________________________
                                        Name of Entity, if any*

                                        _____________________________________
                                        Signature*

                                     Its_____________________________________
                                        Title, if applicable

                                        ______________________________________
                                        Print name

____________________________
* Must conform in all respects to name of holder as specified on the face of the Note.

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